Exhibit 99.2 - Form 4 Joint Filer Information
                  ------------




Name:  S.A.C. Capital Management, LLC

Address:  540 Madison Avenue, New York NY 10022

Designated Filer:  S.A.C. Capital Advisors, LLC

Issuer & Ticker Symbol:  USA TECHNOLOGIES, INC. ("USAT")

Date of Event Requiring Statement:  1/1/2009